Exhibit 10.2

FRESH VINE WINE, INC.

AMENDMENT NO. 1 TO
Restricted Stock UNIT Agreement

THIS AMENDMENT NO. 1 TO RESTRICTED STOCK UNIT AGREEMENT (this “Amendment”), is made effective as of February 24, 2022, by and between Fresh Vine Wine, Inc., a Nevada corporation (the “Company”), and Tim Michaels (“Employee”). Together, the Company and Employee are referred to herein as the “Parties.”

Background

A. The Company has adopted the Fresh Vine Wine, Inc.2021 Equity Incentive Plan (the “Plan”), to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company.

B. The Company previously granted 251,851 restricted stock units (the “Units”) to Employee under the Plan pursuant to the Restricted Stock Unit Agreement dated as of December 17, 2021 (the “RSU Agreement”).

C. Employee’s employment with the Company ended on February 7, 2022 (the “Separation Date”), and on the date hereof the Company are entering into a Separation Agreement and Release (the “Separation Agreement”).

D. The parties desire to amend the RSU Agreement pursuant to this Amendment to provide Employee with the Separation Benefits set forth in the Separation Agreement.

AGREEMENT

NOW, THEREFORE, it is agreed as follows:

1. Acknowledgement of Termination. The Parties hereby acknowledge and agree that Employee’s Units were not forfeited as a result of the termination of his employment.

2. Accelerated Vesting of Units. Notwithstanding Section 2(a) of the RSU Agreement, the vesting of all Units shall automatically accelerate and become fully vested upon the full execution and delivery of the Separation Agreement. References in the RSU Agreement to the “Vesting Date” shall hereafter be deemed to refer to the date on which the Separation Agreement is executed and delivered.

3. Form and Timing of Payment. As soon as administratively practicable following the Vesting Date, but no later than three (3) days thereafter, the Company shall cause the Shares issuable upon vesting of the Units to be registered on the books of the Company and issued in Employee’s name, subject to the Company’s collection from Employee of any tax withholding required under Section 5 of the RSU Agreement.

4. Miscellaneous.

(a) The parties hereto represent that they are fully authorized and empowered to make this Amendment on their behalf.

(b) Except as specifically modified hereby, all terms and conditions of the RSU Agreement shall remain in full force and effect, unmodified in any way. In the event of any inconsistency or conflict between the provisions of the RSU Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the “Agreement” in the RSU Agreement shall hereinafter refer to the RSU Agreement as amended by this Amendment. All capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the RSU Agreement.

(c) The RSU Agreement and this Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota. The venue for any action relating to this Agreement shall be the federal or state courts located in Hennepin County, Minnesota, to which venue each party hereby submits.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Signature Page follows.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Restricted Stock Unit Agreement to be effective as of the date first set forth above.

EMPLOYEE:

/s/ Tim Michaels
Tim Michaels

FRESH VINE WINE, INC.:

By:	/s/ Damian Novak
Damian Novak, Executive Chairman

Signature Page – Amendment No. 1 to Restricted Stock Purchase Agreement

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